Exhibit 10.7

SPD BANK	Working Capital Loan Contract

No.: 54012019280150

SPD Bank

Working Capital Loan Contract

Seal: Seal:	Guangdong CarHouse E-Commerce Technology Co., Ltd. Shanghai Pudong Development Bank Co., Ltd. Dongguan Branch

Contract Version No.: SPDB201412

Working Capital Loan Contract

Borrower:	Guangdong CarHouse E-Commerce Technology Co., Ltd.
Principal Business Address:	Building 3, No. 16, No. 4 Keji Road, Songshan Lake Industrial Park, Dongguan City, Guangdong Province
Contact:	Jiang Haitao	Tel.:	***********

Lender:	Shanghai Pudong Development Bank Co., Ltd.	Dongguan	Branch
Principal Business Address:	Building C, Shenghe Plaza, Nancheng District, Dongguan
Contact:	Zhang Congfeng	Tel.:	***********

Whereas:

In need of the working capital requirements for the company, the borrower made a working capital loan application to the lender. After examination, the lender agrees to make loans according to the terms and conditions herein. In order to clarify the rights and obligations of both parties, this contract is hereby concluded for mutual compliance according to the relevant laws, regulations and rules of the People’s Republic of China and by mutual agreement.

Meanwhile, the borrower and the lender shall confirm the following paramount clauses. (√ for the selected ones, × for the unselected ones.)

☑ This contract is signed as a subsidiary financing document of the No. 54052019280054 Financing Amount Agreement (Hereafter referred to as the Financing Amount Agreement). The moment this contract becomes effective, all the clauses herein shall be incorporated into the Financing Amount Agreement as an integral part thereof (If the borrower has previously signed the Financing Amount Agreement, this item shall be selected and the Financing Amount Agreement’s number shall be indicated);

☒ This contact is an independent credit document between the borrower and the lender (If the borrower didn’t sign the Financing Amount Agreement with the lender, this item shall be selected);

☒ The surety has known the purpose of the loan under this contract is to borrow for repaying. The name of the original agreement is     /     , which was signed on     /     and identified as No.:     /     (If the purpose of the loan under this contract is to borrow for repaying, this item must be selected.).

SPD BANK	Working Capital Loan Contract

Part I Commercial Clauses

1.	Loan Type: ☑ Short-term working capital loan ☒ Medium and long-term working capital loan

2.	The amount of the loan under this contract is RMB (currency) Five Million yuan only (amount in words).

3.	The concrete purpose of the loan under this contract is to purchase raw materials.

4.	The life of the loan under this contract is (√ for the selected ones, × for the unselected ones.)

☒ From     /     month     /    day     /     year to     /      month     /      day     /      year;

☑ 1 year (or 12 months) since the date of the first withdrawal.

The actual withdrawal date and repayment date shall be subject to the date on the receipt for the loan (loan voucher). The last repayment date shall not exceed the life of the loan agreed herein. The receipt for the loan (loan voucher) is an integral part of this contract.

5.	The loan interest rate under this contract is (√ for the selected ones, × for the unselected ones.)

☑ (1) Interest rate for a (Renminbi) loan (√ for the selected ones, × for the unselected ones.)

☒ 1) Each loan under this contract shall be calculated according to the percentage (□rise □fall) of the benchmark annual loan interest rate that is announced by the People’s Bank of China on the issuing date and is of the same grade as the life of the loan agreed herein.

If the People’s Bank of China adjusts the benchmark interest rate during the loan period, the interest rate of each loan under this contract shall be adjusted (√ for the selected ones, × for the unselected ones.):

☒ on the interest settlement date: adjust the interest rate from the day after the settlement date;

☒ yearly: adjust the interest rate from January 1 every year since the date when the People’s Bank of China adjusts the benchmark interest rate;

☒ quarterly: adjust the interest rate from (day) of the last month every year since the date when the people’s bank of china adjusts the benchmark interest rate;

☒ monthly: adjust the interest rate from (day) every month since the date when the people’s bank of china adjusts the benchmark interest rate;

☒ on the date when the People’s Bank of China adjusts the benchmark interest rate;

☒ fixed rate: make no adjustment;

☒ according to other agreements (on a particular day) ________________________.

☑ 2) Each loan under this contract shall be calculated according to the one-year (life of a loan) basic loan interest rate of SPD Bank: ☑+ ☒ - (☑264 BPS ☒    / %) announced by the lender on the issuing date. (The basic loan interest rate of SPD Bank announced by the lender is the annual interest rate, which can be checked on the official website: www. spdb. com. cn.)

If the lender adjusts the basic loan interest rate of SPD Bank during the loan period, the interest rate of each loan under this contract shall be adjusted (√ for the selected ones, × for the unselected ones.):

☒ on the interest settlement date: adjust the interest rate from the day after the settlement date;

☒ yearly: adjust the interest rate from January 1 every year since the date when SPD Bank adjusts the basic loan interest rate;

☒ quarterly: adjust the interest rate from     /      (day) of the last month of each quarter;

☒ monthly: adjust the interest rate from     /    (day) of each month;

☒ on the date when SPD Bank adjusts the basic loan interest rate;

☒ fixed rate: make no adjustment;

☒ according to other agreements (on a particular day):     /    .

SPD BANK	Working Capital Loan Contract

☑ (2) Foreign Currency Loan Interest Rate:

Each loan under this contract shall be calculated according to the        /         (how many)       /       (year/month/week)’s (LIBOR/HIBOR/SIBOR) rate of       /        plus       /        BPS.

Once each loan under this contract is issued, the loan interest rate shall be adjusted in the following ways (√ for the selected ones, × for the unselected ones.):

☒ Since the issuing date of each loan, the interest rate shall be adjusted once every (1/3/6/12) month(s) based on the latest foreign currency interest rate on the corresponding date;

☒ fixed rate: make no adjustment;

6.	The settlement method of the loan under this contract is (√ for the selected ones, × for the unselected ones.):

☑ monthly settlement: Interest will be settled on the 20th of each month.

☒ quarterly settlement: Interest will be settled on the 20th of the last month of each quarter.

☒ Other methods:                             /                               .

Each payment under this contract belongs to the repayment of principal with interest.

7.	The penalty rate under this contract is:

(1)	The overdue penalty rate under this contract is 30% plus the loan execution rate applicable on the date when the penalty rate is calculated and collected.

(2)	If the loan under this contract is used for other purposes that are not agreed herein, the misappropriation penalty rate of 50% plus the loan execution rate applicable on the date when the penalty rate is calculated and collected shall be executed.

8.	The loan availability period under this contract is from June 10, 2019 to June 11, 2019. Besides, the first withdrawal shall be made before June 11, 2019.

9.	The withdrawal plan for the loan under this contract is as follows (√ for the selected ones, × for the unselected ones.):

☒ The withdrawal plan is shown in the table below:

No.	Withdrawal Date (month, day, year)	Withdrawal Amount (in words)
1
2
3
4
5
6

☑ Other withdrawal plan agreement: One-time withdrawal.

10.	The repayment plan for the loan under this contract is as follows (√ for the selected ones, × for the unselected ones.):

☒ The repayment plan is shown in the table below:

No.	Repayment Date (month, day, year)	Repayment Amount (in words)
1
2
3
4
5
6

SPD BANK	Working Capital Loan Contract

☑ Other repayment plan agreement: One-time withdrawal.

11.	Liquidated damages for early repayment of the loan: 0% of the actual total early repayment of the loan or RMB (currency) Zero yuan only (in words).

12.	The principal amount of the loan repaid in advance shall not less than RMB (currency) Zero yuan only (in words).

13.	Account Open (Tick√to select one of the following modes for RMB loan; the foreign currency loan must be the special account mode; cross× the unselected ones.):

☑ Non-special Account Mode:

(1)	The general settlement account opened by the borrower with the lender is:

Opening Bank: Shanghai Pudong Development Bank Co., Ltd. Dongguan Branch

Account Name: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Account No.: ***********

(2)	The fund withdrawal account opened by the borrower with the lender is:

Opening Bank: Shanghai Pudong Development Bank Co., Ltd. Dongguan Branch

Account Name: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Account No.: ***********

☒ Special Account Mode:

(1)	The working capital loan account opened by the borrower with the lender is:

Opening Bank:                      /

Account Name:                      /

Account No.:                        /

(2)	The general settlement account opened by the borrower with the lender is:

Opening Bank:                      /

Account Name:                      /

Account No.:                      /

(3)	The fund withdrawal account opened by the borrower with the lender is:

Opening Bank:                      /

Account Name:                      /

Account No.:                      /

14.	Entrusted Payment by the Lender: It applies to the loan that has a clear payment object and of which the single payment amount is over (currency and amount) RMB 10000000.00 yuan.

SPD BANK	Working Capital Loan Contract

15.	The surety that gives security to the debts under this contract and the security contract shall include but are not limited to:

☑ Surety: Jiang Haitao, Zhong Lianhua the Security Contract No.: [ZB5405201900000014]

☒ Mortgagor:            /        the Mortgage Contract No.: [              /                 ]

☒ Pledgeor:             /        the Pledge Contract No.: [          /                            ]

☒ Other security:

16.	Settlement of Breach of Contract

Liquidated Damages: equals to zero (in words) % of the principal amount of the loan or none.

17.	The annexes to this contract include:

(1)	Withdrawal Application Form

(2)	/

(3)	/

(4)	/

(5)	/

18.	Other matters agreed by both parties.

                                                    None

19.	This contract is made in duplicate, one for the borrower, and the other one for the lender. Each copy shall have the same legal effect.

(End of Part I)

SPD BANK	Working Capital Loan Contract

Part II General Clauses

Article 1: Loan

1. The borrower irrevocably agree and confirm that: The lender shall be entitled to adjust or add the conditions for granting loans due to the changes in laws, regulations and policies, or the restrictions of the government’s macro-monetary policy or financial regulatory policy, or based on the market conditions, fund positions, financial costs, its own business needs, borrower’s performance capacity or financial status, etc.; the lender shall also be entitled to suspend, reduce or cancel the loan and notify the borrower meanwhile due to other material changes.

2. The loan under this contract shall only be used for the purposes agreed herein. The borrower shall not misappropriate or occupy this loan to invest in fixed assets, equity, etc., or to engage in sectors and purposes where production or operation is prohibited by the state or activities incompatible with the purpose of the working capital loan.

Article 2: Loan interest rate and interest calculation method

1. Unless otherwise agreed herein, the loan interest under this contract shall be calculated and collected according to the actual withdrawal amount and the number of days occupied since the date when the loan is issued by the lender. The number of days occupied includes the first day and excludes and last day. Daily interest rate = monthly interest rate / 30, monthly interest rate = annual interest rate / 12.

2. If the borrower fails to repay the principal of the loan payable on the expiry date (the “expiry date” herein also refers to the early expiry date announced by the lender), the lender shall be entitled to calculate and collect the overdue penalty interest according to the overdue penalty interest rate agreed herein and the actual overdue days since the overdue date until the borrower pays off the principal and interest.

3. If the borrower uses the loan for other purposes that are not agreed herein, the lender shall be entitled to calculate and collect the misappropriation penalty interest on the amount that is misappropriated according to the misappropriation penalty interest rate agreed herein and the actual default days since the default date until the borrower pays off the principal and interest.

4. The lender shall be entitled to calculate and collect the compound interest on the interest that isn’t paid on time according to the overdue penalty interest rate agreed herein and the actual overdue days since the overdue date.

5. Interest Rate Liberalization or Market Paralysis

(1) If the loan interest rate under this contract is calculated according to percentage of the rise or fall of the benchmark annual loan interest rate that is announced by the People’s Bank of China on the issuing date and is of the same grade as the life of the loan agreed herein, and meanwhile the People’s Bank of China implements the policy of interest rate liberalization for RMB loans, the borrower and the lender shall negotiate with each other to confirm the interest rate standard the moment the loan under this contract is issued. If no agreement can be reached within five (5) banking days since the commencement of the negotiation, the borrower shall pay off all the principal and interest within thirty (30) banking days from the date on which no agreement is reached. (This item applied to RMB loans.)

(2) When the loan under this contract is issued, if there is no applicable LIBOR / HTBOR / SIBOR rate on the quotation date of the relevant interest period, the borrower and the lender shall negotiate with each other to confirm the alternative interest rate; if no agreement can be reached within five (5) banking days since the commencement of the negotiation, the borrower shall pay off all the principal and interest within thirty (30) banking days from the date on which no agreement is reached. (This item applied to foreign currency loans.)

SPD BANK	Working Capital Loan Contract

Article 3: Withdrawal

1. The borrower shall meet the following conditions before making the first withdrawal:

(1) To submit the Withdrawal Application Form (See Annex 1 or Annex 2 to this contract for the format), or the Loan Voucher that has been properly filled in or other relevant documents according to the time and method agreed herein;

(2) This contract and the corresponding security contract (if any) has been signed and will maintain effective, and the security right has been effectively established;

(3) To submit the currently valid business license, articles of association, and the financial statements near the date of withdrawal (including but not limited to the annual financial statement and current statement audited by a certified public accountant in the previous year);

(4) To submit the loan resolution made by the borrower’s board of directors / shareholders or other equivalent institutions, the letter of authorization from the legal representative to the authorized representative and the original sample signature of the authorized representative;

(5) The borrower has opened relevant accounts with the leader according the leader’s requirements;

(6) The borrower has fulfilled its obligations agreed herein and no breach of contract agreed herein has occurred;

(7) Other documents or conditions required by the lender.

2. Except for the first withdrawal, the borrower shall meet the following conditions before each withdrawal:

(1) To submit the Withdrawal Application Form (See Annex 1 or Annex 2 to this contract for the format), or the Loan Voucher that has been properly filled in or other relevant documents according to the time and method agreed herein;

(2) The statement and guarantee made by the borrower herein will maintain effective;

(3) The borrower has fulfilled its obligations agreed herein and no breach of contract agreed herein has occurred;

(4) Other documents or conditions required by the lender.

3. Withdrawal

(1) The borrower shall make withdraw the loan in one time or in installment according to the withdrawal plan agreed herein, and submit to the lender the Withdrawal Application Form (See Annex 1 or Annex 2 to this contract for the format) within three (3) banking days prior to the expiry date of each withdrawal and handle the withdrawal formalities;

(2) If the borrower wants to postpone or adjust the withdrawal date, he or she shall obtain the consent from the lender within three (3) banking days prior to the expiry date of the withdrawal, and the lender shall be entitled to require the borrower to pay it the interest reversal arising therefrom (interest reversal= interest during deferred withdrawal period- current deposit interest of the same period);

(3) If the borrower wants to cancel all or part of the loan that hasn’t been withdrawn, he or she shall apply to the lender for cancellation on a determined withdrawal date or within three (3) banking days prior to the expiry date of the withdrawal, and the cancellation may be made only upon the consent of the lender;

SPD BANK	Working Capital Loan Contract

(4) If the borrower fails to handle the withdrawal formalities on time or doesn’t apply to the leader to postpone the withdrawal date, the lender shall be entitled to cancel the loan that hasn’t been withdrawn;

(5) The lender shall be entitled to exempt one or several conditions above, which won’t affect any right that the borrower enjoys under this contract.

Article 4: Account open and management

1. The borrower shall have a general settlement account, a fund withdrawal account before signing this contract (refer to Part I herein) and a special account for the working capital loan agreed by both parties (if any). The borrower agrees to have the lender’s monitor on the aforementioned accounts.

2. If there’s no a special account for the working capital loan, the general settlement account shall be used to check the issuing and repayment of the loan capital applied by the borrower from the lender.

If there’s a special account for the working capital loan, the special account for the working capital loan shall be used to check the issuing and repayment of the loan capital applied by the borrower from the lender. The interest of the capital in the account shall be calculated based on the current deposit interest. The borrower agrees that apart from the seal reserved by the borrower, a working capital loan capital supervision seal from the lender shall also be reserved at the same time.

3. The borrower has confirmed that the fund withdrawal account is the account of receipts and the repayment reserve account under this contract. The income cash flow or the overall cash flow of the borrower shall enter the fund withdrawal account.

The borrower guarantees that the balance of his or her repayment reserve account shall not be less than the amount of principal and interest payable by the borrower in the current period within each repayment date and three (3) days prior to the repayment date. The borrower agrees that within each repayment date and three (3) days prior to the repayment date, the lender shall be entitled to restrict or refuse the external payment behavior that may cause the balance of the borrower’s repayment reserve account to be less than the amount of principal and interest payable by the borrower in the current period, so as to ensure that the balance of the borrower’s repayment reserve account is enough to repay the principal and interest payable by the borrower in the current period.

The lender shall be entitled to monitor the fund withdrawal account. In the event of an abnormal cash flow in the fund withdrawal account, the lender shall be entitled to investigate the borrower for the causes and take corresponding measures.

Article 5: Payment and regulation

1.	1. If borrower agrees, lender is entitled to manage and control payment of loan fund based on the purpose agreed herein by means of entrusted payments by the lender and/or independent payments by the borrower.

Entrusted payments by the lender means that the lender shall pay the loan fund through the borrower's account to the borrower's transaction object conforming to the purpose agreed herein according to the borrower's withdrawal application and payment authorization.

Independent payments by the borrower refers to that after the lender issues the loan fund to the borrower's account according to the borrower's withdrawal application, the borrower shall pay to the borrower's transaction object that conforms to the purpose stipulated in the contract.

SPD BANK	Working Capital Loan Contract

2.	The borrower agrees, if the borrower and the lender is a newly established credit business relationship and the borrower's credit status is general, or the payment object is clear and the single payment amount exceeds the amount agreed in this contract (see the first part of this contract), or under other circumstances determined by the lender, the lender's entrusted payment method shall be adopted.

If the method of entrusted payment is adopted by the lender, the lender shall have the right to verify whether the payment objects listed in the payment application provided by the borrower, and if the payment amount and other information are consistent with the corresponding business contract and other supporting materials according to the loan purpose agreed in the loan contract. The lender will pay the loan funds to the borrower's transaction object through the borrower's account after approval.

3.	When the borrower applies to the lender for external payment of loan funds, it shall provide submit documentations that meet the requirements of the lender, including but not limited:

(1) Documentations with a purpose of payment conforming to the purpose agreed herein;

(2) Commercial contract and written documents that truly reflects the borrower's payment obligations. As for the fees that must be paid without signing the contract, the charging policies and standards approved by the competent departments shall be provided;

(3) Corresponding invoices and relevant receipts. If such documents cannot be obtained at the same time as the payment, the borrower shall, after the completion of the payment, borrower shall promptly submit the corresponding invoice or receipt for the payment.

(4) Legal and Valid Payment Voucher

(5) Other documentation required by lender.

4.	If no working capital special account has been opened, if a working capital special account is not opened, the borrower shall submit the loan letter to the lender three (3) days prior to the proposed withdrawal date (see annex 1 for the format). Meanwhile, it also puts forward whether to use the lender's entrusted payment or the borrower's independent payment. The borrower confirms that the lender has the right to check whether the relevant information of the borrower conforms to the payment conditions stipulated in this contract, and has the right to determine the payment method of the corresponding loan.

Where it is necessary to open a special account for working capital loan and adopt the method of entrusted payment by the lender, borrower shall submit to the lender an application for payment affixed with the seal reserved by the borrower of the working capital loan special account (see annex 3 to this contract for the format) on three (3) business days prior to the date of payment. The lender shall have the right to verify whether the relevant information of the borrower conforms to the payment clause stipulated in this contract. If approved by the lender, it shall affix a seal of working capital loan fund supervision to the payment voucher and make the payment to the external party. If the method of independent payment is adopted by the borrower, the borrower shall submit an application for payment (see annex 3 of this contract for the format) and relevant materials to the lender three (3) business days in advance. The lender shall have the right to verify whether the relevant information of the borrower conforms to the payment clause stipulated in this contract. If approved by the lender, and the borrower shall fill in the payment voucher (the sum of each payment voucher shall not exceed the amount entrusted by the lender as agreed herein). After verification, the lender shall affix a regulatory seal of working capital loan funds on the summary payment voucher and transfer the corresponding funds to the borrower's general settlement account.

5.	If the method of independent payment is adopted by the borrower, the borrower shall summarize and report to the lender the independent payment status of the loan funds monthly. The lender is entitled to check whether the loan payment of the borrower in line with the agreed purpose and method of payment by means of account analysis, voucher inspection and on-site investigation.

SPD BANK	Working Capital Loan Contract

6.	The borrower confirms that it shall pay to the lender the remittance fee arising from the payment of the loan funds. When the remittance fee occurs, the lender shall have the right to deduct the actual amount directly.

7.	In the process of loan release and payment, in case of any following situations, the lender shall have the right to require the borrower to supplement the terms of withdrawal and payment, or change the payment method of the loan and stop the release and payment of the loan funds:

(1) Decline in credit status;

(2) The profitability of the main business is not uncompetitive;

(3) Abnormal use of loan funds.

Article 6: Repayment

1.	Borrower shall repay the principal and interest of the loan and related expenses in full and on time according to the repayment plan agreed herein. 1. The borrower hereby irrevocably authorizes the lender to take the initiative to deduct the aforesaid amount from its account with the lender at the maturity date of the loan or to repay the creditor's right upon meeting the provisions hereof.

2.	If the borrower repays the loan in advance, it shall submit an application in writing to the borrower and obtain the written consent of the lender before the tenth (10) business day before the expected repayment date. Without the prior written consent of the lender, the borrower shall still repay principal and interest according to the time limit and interest rate stipulated in the contract. Repayment in advance agreed by the lender shall be deemed to be due in advance.

Repayment in advance agreed by the lender shall be deemed to be due in advance. Under this circumstance, the lender shall also have the right to ask the borrower to pay a certain penalty as agreed herein (see part I of this contract).

If the loan is repaid in advance, the interest should be calculated based on the actual borrowing days of the borrower and returned together with the principal; the principal amount of the loan repaid in advance shall not be less than the limit stipulated in the first part of this contract; and the principal returned shall be offset in the reverse order of the repayment schedule agreed herein.

3.	If the borrower fails to repay the loan on schedule due to legitimate reasons, it shall apply tothe lender for loan renewal before the 30th (30th) business day of the repayment period as agreed herein and prepare the necessary materials to go through the formalities of loan renewal. A written consent shall be issued by guarantor, mortgagor and pledger if the loan under this contract is guaranteed by mortgage or pledge. The lender shall have the right to renew it or not. If the borrower does not apply for renewal or the application for renewal is not approved by the lender, the loan shall be transferred to the overdue loan from the next day after the maturity date.

4.	The borrower shall not withdraw any of the loan funds that have been repaid.

Article 7: Representations and warranties

The borrower makes the following representations and warranties to the lender at the time of execution of this contract and shall remain in force for the duration of this contract.

1.	The borrower is an enterprise (business) legal person/other economic organizations with independent legal personality, complete financial system and repayment ability established in accordance with applicable laws, which have the right to conclude and perform this contract according to law.

SPD BANK	Working Capital Loan Contract

2.	Borrower shall have the right to sign this contract and has completed all authorizations and approvals from the board of shareholders, the board of directors or other competent authorities for the endorsement of this contract and the performance of its obligations hereunder. The terms of this contract are the true expression of the borrower's will and are legally binding on the borrower.

3.	The endorsement and performance of this contract shall neither violate any laws(the laws under this contract include the laws, regulations, local regulations, judicial interpretations, etc., which the borrower shall abide by, and the same hereinafter), adjudication made on the relevant documents by competent authorities that shall be bided by borrower, nor shall be inconsistent with the borrower's articles of association or any contractual agreements or other obligations entered into by the borrower.

4.	The borrower shall ensure that all financial statements (if any) issued by it comply with the provisions of its applicable laws and that the statements faithfully, completely and fairly reflect the financial condition of the borrower.

5.	In the signing and performance of this contract, borrower shall abide by the principle of honest and trustworthy, and ensure all materials, documents and information (including but not limited to business license, project approval document, feasibility study report, self-funded implementation certificate, financial statements, etc.) provided to the lender (including itself and the guarantor) are true, effective, accurate and complete without any concealment or omission.

6.	The borrower warrants that it has completed the record, registration or other procedures required for the validity and lawful performance of this contract.

7.	There has been no material adverse change in the financial position of the borrower since the issuance of the most recent audited financial statements.

8.	The borrower shall strictly abide by laws and regulations in its business activities and carry out various businesses in strict accordance with the provisions of its business license or the business scope approved by law. The borrower shall go through the formalities of registration and annual inspection on schedule, produce and operate legally, have the capability of continuous operation and a legitimate income of repayment.

9.	The borrower does not waive any claims due, nor dispose of existing principal property in a free or otherwise inappropriate manner.

10.	The borrower has disclosed to the lender such facts and conditions as it knows or should know that are material to the lender's decision on whether to make the loan under this contract (including but not limited to the operating condition, financial condition, external guarantee, etc.)

11.	The borrower warrants that it has good credit standing and no material adverse record.

12.	The Borrower warrants that there are no other circumstances or events that cause or may have a material adverse effect on the borrower's ability to perform.

Article 8: Covenants

Borrower and lender agree as follows:

1. The borrower undertakes to operate the business in accordance with the law and use the loan for the purposes agreed herein and not for other purposes. The borrower shall provide financial and accounting information including monthly and annual reports regularly as required by the lender, and shall actively cooperate with the lender to supervise the use of loan funds and the operation of the borrower. The lender may inspect and supervise the use of the loan in various ways at any time

2. The borrower shall repay the principal and interest of the loan hereunder in accordance with the time, amount, currency and interest rate stipulated in the contract, the application, and the certificate of borrowing (loan).

SPD BANK	Working Capital Loan Contract

3. The borrower undertakes that if any event occurs or is about to occur that would have a material adverse effect on the financial condition of the guarantor or its ability to perform its guarantee obligations, the borrower will promptly provide another new guarantee approved by the lender in a timely manner.

4. The borrower undertakes not taking the following actions without the written consent of the lender:

(1) Transfer (including sale, gift, debt settlement, exchange, etc.), mortgage, pledge or otherwise dispose of all or most of its major assets;

(2) Contract, joint venture, major foreign investment, shareholding reform, merger (merger), joint venture (cooperation), division, equity transfer, substantial increase in debt financing, establishment of subsidiaries, property transfer, capital reduction, suspension of business, dissolution, bankruptcy filing, restructuring or cancellation and other behaviors that may affect the borrower's ability to repay.

(3) Provide a guarantee to a third party sufficient to materially and adversely affect its financial position or its ability to perform its obligations under this contract;

(4) early repay the other long-term debts that may have a material adverse impact on the borrower's ability to perform its obligations under this contract;

(5) Sign a contract/agreement that materially and adversely affects the ability of the borrower to perform its obligations under this contract or undertake relevant obligations having such effect.

5. The borrower undertakes that in the event of any of the following events, the borrower will immediately notify the lender on the date of occurrence of the event and deliver the relevant original notices to the lender (affixed with official seal) within five (5) banking days from the date of occurrence of the event:

(1) The statements and warranties made by the borrower in this contract become untrue, inaccurate or invalid due to relevant events;

(2) The borrower or its controlling shareholder, the actual controller or its associated persons are involved in litigation, arbitration or the seizure, seizure, freezing, enforcement or other measures of the same effect have been taken against its assets, or its legal representative/principal is involved in litigation, arbitration or other compulsory measures;

(3) The borrower's legal representative or its authorized agent, the person in charge, the principal financial officer, the mailing address, the enterprise name, the office space and other matters have changed;

(4) The borrower has been applied for reforming by other creditors, gone bankrupt or withdrawn by a superior competent unit;

(5) The occurrence of other material adverse events sufficient to affect the borrower's solvency.

6. The borrower guarantees that do not violate the normal order of repayment by giving priority to the repayment of other borrowings and not to enter into any contract or agreement now or in the future which would place the borrowings under this contract in a subordinate position.

7. The borrower shall repay and pay principal and interest under this contract in the same currency as it possible. If the borrower pays the debt in a different currency, it shall, by itself or by authorizing the lender, repay the principal and interest owed in the currency of the loan in accordance with the “Deduction Agreement” of this contract and bear the expenses thus incurred. When the guarantor repays the debt on behalf of the borrower in different currencies, it shall prevail “Deduction Agreement” agreed herein, and the expenses thus incurred shall be borne by the borrower.

SPD BANK	Working Capital Loan Contract

8. In the event of specific circumstances or changes in the guarantee hereunder, the borrower shall, as required by the lender, promptly provide other guarantees recognized by the lender. The specific circumstance or specific changes include but not limited to suspension of business, dissolution, suspension of business for rectification, revocation or revocation of business license, application for or revocation, bankruptcy, significant change in operation or financial condition of guarantor, property preservation measures such as legal representatives, directors, supervisors and major business managers involved in major litigation or arbitration cases, reduction or possible reduction of the value of collateral or seizure of collateral, etc., a breach of contract under the guarantee contract and a demand to terminate the guarantee contract, etc.

9. The lender shall have the right to conduct on-site or off-site due diligence on the borrower, and to conduct post-loan inspection on the borrower's operating status, financial status, external guarantee status, use of borrowed funds and repayment status. The borrower is obliged to actively cooperate with the lender in the loan payment management, post-loan management and relevant inspection.

10. The lender shall have the right to recover the borrowed loan funds hereunder in advance according to the borrower's fund withdrawal.

11. Special agreements concerning group customers (applicable to group customers).

If the borrower of this contract is a group customer, the borrower hereby undertakes that:

(1) The borrower shall promptly report the related transactions of more than 10% of the actual net assets of the recipient, including: (1) The relationship of the parties to a transaction; (2) transaction items and transaction nature; (3) the amount or proportion of the transaction; (4) pricing policies (including transactions with no or only nominal amounts).

(2) If the actual recipient has the following circumstances, the borrower shall be deemed to have breached the contract, and the lender shall have the right to unilaterally decide to cancel the customer has not used the credit, and to recover part or all of the credit has been used or to ask the customer to call up to 100% margin: (1) provide false materials or concealing important business financial facts; (2) arbitrarily change the original use of credit, misappropriating credit or using bank credit to engage in illegal transactions without the consent of the lender; (3) Take use of a false contract with a related party to discount or pledge claims such as notes receivable and accounts receivable to the bank to obtain bank funds or credit; (4) refuse to accept the supervision and inspection by the lender over the use of its credit funds and related business financial activities; (5) In the case of major merger and acquisition and reorganization that may affect the credit security according to the lender; (6) intentionally evade or invalidate bank claims through related transactions.

12. The borrower agrees and irrevocably authorizes that: On the premise that the lender does not violate the administrative regulations of credit investigation industry and the prohibitive provisions of relevant laws and regulations, in accordance with the collection requirements of the basic database of financial credit information established by the state, shall be entitled to provide information about all the contracts/agreements/commitments signed by the borrower and the lender, including the relevant information about the performance information of all the above contracts/agreements/commitments, as well as the basic corporate information and other information provided by the borrower to The basic database of financial credit information set up by the state for inquiries and use by qualified units; in the meanwhile, the lender shall also have the right to access and use the credit information of the borrower entered into the financial credit information base database established by the state. This authorization covers all aspects of the lender's necessary business management of the business under this contract before and after the signing of this contract, and the validity period will lapse with the actual termination of this contract.

SPD BANK	Working Capital Loan Contract

13. The borrower hereby confirms that it is fully understand and aware of the position of the lender against its employees taking advantage of their positions to seek any form of benefit, and undertakes to avoid such situations in line with the principle of integrity and fairness, not providing any form of improper benefits to the employees of the lender privately, such as kickbacks, gifts, securities, valuables, various incentives, private expense compensation, private travel, high consumption entertainment, etc.

Article 9: Deduction agreement

1. The borrower agrees that when any debt relating to the loan hereunder becomes due and payable, the lender shall have the right to directly deduct the funds in the repayment reserve account opened by the borrower in Shanghai Pudong Development Bank Co., Ltd. for the repayment of debts due.

2. If the funds in the repayment reserve account are insufficient to pay off the debt, the lender shall have the right to deduct funds from any other account opened by the borrower at any branch of Shanghai Pudong Development Bank Co., Ltd.

3. The lender shall have the right to use the proceeds for the repayment of the loan principal interest or other expenses, and the payment of the amount of the debt of the borrower shall be determined by the lender.

(1) If the currency of the loan is RMB, the principal and interest of the loan shall be repaid after the foreign exchange settlement is converted into RMB in accordance with the currency of the deduction and the purchase price of the mark of exchange for RMB which is then published by the lender and applicable to the deduction.

(2) If the borrowing currency is not RMB and the deduction currency is RMB, the principal and interest of the loan shall be repaid after the foreign exchange purchase is converted into the currency of the loan directly in accordance with the selling price of RMB and the applicable currency of the loan which is then published by the lender.

(3) If loan currency and deduction currency are not RMB and inconsistent, the foreign exchange settlement shall be converted into RMB in accordance with the currency of the deduction declared applicable by the lender at the time of deduction and the purchase price of RMB conversion first, and then the foreign exchange purchase shall be converted into the borrowing currency according to the purchase price of RMB and the borrowing currency published by the lender on the same day to pay off the principal and interest of the loan.

Article 10: Proof of debt

The lender shall, in accordance with its usual business practice, maintain accounts in its accounting books relating to the business activities covered by this contract to prove the loan amount of the lender. The borrower acknowledges that the valid certificate of the creditor's right of the loan under this contract shall be the accounting certificate or other valid certification materials issued and recorded by the lender in accordance with its own business regulations.

Article 11: Notice and delivery

1. Any notice sent by one party to the other party shall be sent to the address set forth herein until the other party notifies the other party in written form to change the address. If sent to the aforementioned address, it shall be deemed to have been delivered on the following date: In the case of a letter, it shall be the seventh (7) business day after the date of posting by registered mail to the address set out in this contract; and if it is delivered specially, it shall be the date on which signed by the recipient.

SPD BANK	Working Capital Loan Contract

2. The borrower agrees that in terms of summons and notices of any action brought against him, it shall be deemed to have been delivered to the principal business address set forth herein. The above address change is not effective to the lender without prior notice.

Article 12: Default event and handling

1.	Default event

In case of any of the following circumstances, it shall constitute a default of the borrower against the lender:

(1) In terms of any representations and warranties in this contract or in any notice, authorization, approval, consent, certificates and other documents made pursuant to or in connection with this contract by the borrower, it is incorrect or misleading at the time of making, or has been proved to be incorrect or misleading, or has been proved to be invalid or revoked or has no legal effect.

(2) The borrower has violated any of the “Other Matters Agreed Upon by the Parties” (if any) in Part I hereof or any of the provisions in article 8 of Part II hereof.

(3) The borrower has a major cross-default event, including but not limited to the borrower's breach of any other loan contract agreement entered into by the borrower; or the borrower fails to pay its debts under any other loan contract agreement entered into by it.

(4) The borrower's investors withdraw funds, transfer assets or transfer equity without authorization.

(5) The guarantor has or will no longer have the guarantee ability corresponding to the loan, or violates the security documents signed by the guarantor.

(6) In case of closure, suspension of production, discontinuation of business, suspension business for rectification, reorganization, liquidation, being taking-over or trusteeship, dissolution, revocation or cancellation of business license or bankruptcy of the borrower.

(7) The borrower or the surety encounters deteriorating financial status, operational difficulties, or affairs or situations that may exert a negative effect on its normal operation, financial status or debt paying ability.

(8) The borrower or its controlling shareholder, actual controller or related person gets involved in major litigation or arbitration, or its major assets are seized, sealed up, frozen, or treated with other enforcement measures of the same effect. Or, the borrower’s legal representative/person in charge, director, supervisor or senior management gets involved in litigation or arbitration or other enforcement measures that may exert a negative effect on the borrower’s debt paying ability.

(9) Fail to repay the principal and interest as scheduled or use the loan for the agreed purpose.

(10) Fail to pay the loan funds in the agreed way.

(11) The file information submitted for loan application is false or erroneous.

(12) Do not comply with or exceed the relevant financial indicator restrictions agreed in this contract.

(13) The fund balance in the repayment reserve account is lower than the principal and interest payable of the Borrower in the current period within any principal and interest repayment date under this contract and three (3) days before that.

(14) The fund flow in the general settlement account / fund withdrawal account is abnormal.

(15) The borrower acts in violation of this contract, which is enough to hinder the normal performance of this contract or damages the legitimate interests of the Lender.

SPD BANK	Working Capital Loan Contract

2. Default handling

(1) If one or more of the default conditions listed in the preceding clause occur, the mortgagee may take one or more of the following measures according to the circumstances:

①　The mortgagor is required to correct his behavior within a definite time.

②　Cancel mortgagor’s unused loans, stop issuing and paying mortgagor’s unused loans.

③　Announce all or part of the principal of the loan under this contract to expire immediately and in advance, and demand that some or all of the loans be immediately repaid, the interest owed be settled, and the guarantor or mortgagor be immediately recoursed through various forms.

④　Collect penalty interest on overdue loans and misappropriated loans, and collect compound interest.

⑤　Deduct from any account opened by the mortgagor in each branch of Shanghai Pudong Development Bank.

⑥　The mortgagor is required to supplement the conditions for loans issuance and payment, or change the loan payment method.

⑦　The mortgagor is required to provide other guarantees approved by the mortgagee.

⑧　Other necessary measures required by law.

(2) In addition to the above measures, the mortgagee may also require the mortgagor to bear the liability for breach of contract and require the mortgagor to pay for the liquidated damage (for the calculation of the liquidated damage, see the first part of this contract). If the liquidated damage fails to cover the losses suffered by the mortgagee, the mortgagor shall compensate the mortgagee for all the losses suffered thereby.

(3) If the mortgagor fails to repay the principal and interest in full and on time, the party shall also bear all the costs paid by the mortgagee for realizing his claims and security rights, including but not limited to, collection fees, litigation costs, attorney fees, travel expenses, and various other accrued expenses.

Article 13: Entry into force, alternation and termination

1. This contract enters into force upon the signature (or seal) of the legal representative of the mortgagor or its authorized agent and the official seal, as well as the signature (or seal) of the legal representative of the mortgagee (the principal) or its authorized agent and the official seal (or special seal for contract signing), and will terminate after the settlement of all claims under this contract.

2. After this contract enters into force, neither party to the contract may change or terminate this contract arbitrarily. If this contract needs to be changed or dissolved, both parties shall reach consensus and conclude a written agreement.

Article 14: Other Terms

1. Definition

(1) “All claims” under this contract refers to the principal of loans, interest, liquidated damages, and various expenses incurred to realize the claims.

(2) The term “interest” under this contract includes interest, default interest and compound interest.

(3) The term “bank business day” under this contract refers to the usual business day when the mortgagee is open for business, excluding Saturdays and Sundays (except for business operations due to adjustments because of holidays) or other statutory holidays.

SPD BANK	Working Capital Loan Contract

2. Applicable law

Laws of the People’s Republic of China (for the purpose of this contract, excluding the laws of Hong Kong, Macau Special Administrative Region, and Taiwan) are applicable to this contract and this contract shall be interpreted in accordance with applicable laws.

3. Dispute resolution

All disputes concerning this contract shall be settled through friendly negotiation; if the negotiation fails, a lawsuit shall be submitted the people’s court where the mortgagee’s domicile is located. During the dispute, both parties shall continue to implement the terms not covered in the dispute.

4. Miscellaneous

(1) If the issues not covered in this contract need to be supplemented, both parties may agree and record in the first part of this contract, or reach a separate written agreement as an attachment to this contract. The attachment to this contract (see the first part of this contract) is an integral part of this contract and enjoys the same legal effect as the main body of this contract.

(2) During the contract term, that mortgagee extends a time limit or delays in taking action on any default or other behavior of the mortgagor shall neither damage, affect or limit all rights that the mortgagee enjoys as a creditor in accordance with the law or this contract Nor can it be regarded as a Mortgagee's recognition of the Mortgagor's violation of this contract, nor can be regarded as mortgagee waiving the right to take action against the mortgagor’s existing or future defaults.

(3) That any clause of this contract becomes invalid will not affect the validity of other clauses in this contract. When this contract is invalid for any reason, the mortgagor shall still bear the responsibility to repay all the debts owed to the mortgagee under this contract. If the above situation occurs, the mortgagee is entitled to stop perform this contract immediately, and can immediately recover all debts owed by the mortgagor under this contract from the mortgagor.

(4) The mortgagee may assign all or part of its rights and/or obligations under this contract, and in this case, the assignee shall be entitled to and/or assume same rights and/or obligations as a party to this contract. After receiving the notice from the mortgagee about the credit assignment, the mortgagor shall be liable to the assignee as agreed in this contract.

(5) Unless otherwise specified in this contract, the relevant terms and expressions in the attachments to this contract have the same meaning as this contract.

(6) The headings under this contract are for reference only and shall not be taken as the basis for the content under the headings.

(The remainder of this page is intentionally left blank.)

SPD BANK	Working Capital Loan Contract

(This page is the signature page and there is no text)

This contract is signed by the mortgagor and mortgagee below on June 10, 2019. Both parties have explained and discussed all the terms in detail before signing this contract. Both parties have no doubt about the terms of the contract, and they have a good knowledge of the legal implications for both parties’ rights, obligations and limitations or exclusions.

Mortgagor (official seal)	Mortgagee (official seal or specific seal for contract signing)
/s/ Guangdong CarHouse E-Commerce Technology Co., Ltd. [Corporate seal affixed here]	/s/ Dongguan Branch of Shanghai Pudong Development Bank [Corporate seal affixed here]
Legal representative or authorized agent (signature or seal)	Legal representative/principal or authorized agent (signature or seal)
/s/ Haitao Jiang	/s/ Yiting Wang

SPD BANK	Working Capital Loan Contract

Chen Bairong (sealed)

The official seal is confirmed as valid (sealed).

Contract number: 54011906102000121579

Attachment 1:

Withdrawal Application Form Under Liquidity Loans Contact

(Applicable to opening a special account for liquidity loans)

No.:

Dongguan Branch of Shanghai Pudong Development Bank,

Whereas our company concluded Liquidity Loans Contract No.:54012019280150 (hereinafter referred to as “loans contract”) with your bank on June 10, 2019. In accordance with the withdrawal plan as agreed in the contact, our company wants to withdraw the first fund on June 11, 2019, namely RMB Five Million Yuan only (in words).

In accordance with the stipulations in the loans contract, this fund should be paid to the general settlement account of the Mortgagor in Shanghai Pudong Development Bank. Account name: Guangdong CarHouse E-Commerce Technology Co., Ltd., and account No.:******************.

Our company hereby confirms that up to the date when the application form is submitted, there is no event or condition that constitutes default event under the loans contract. Our company further confirms that all the commitments stipulated in the loans contract have been followed while all the applicable preconditions stipulated in the contact have been met.

For the fund to be withdrawn this time, our company hereby applies for paying the loans according to the second method below.

1. Entrusted payment method of Mortgagor only:

(1)	Our company has submitted the documents below as agreed in the loans contract to your bank:

■	Commercial contract and written document that truthfully reflects Mortgagor’s obligation of payment and purpose of loan;

■	Corresponding invoice or receipt. If the Mortgagor fails to obtain the aforementioned invoice or receipt upon payment, the Mortgagor should submit the invoice or receipt in time after payment.

■	Legal and effective payment instrument.

■	Other

(2)	Your bank is expected to transfer the principal of loan according to the amount below to the account of the transaction object after verification as agreed in the loans contract on DD-MM-YYYY.

No.	Amount	Account name	Bank	Account No.

SPD BANK	Working Capital Loan Contract

2. Self payment method of Mortgagor only:

(1)	Our company has submitted the documents below in accordance with the loans contract to your bank:

■	Commercial contract and written document that truthfully reflects Mortgagor’s obligation of payment and purpose of loan;

■	Statement of payment details: Payment Schedule

■	Other

3. Entrusted payment method plus self payment method:

(1)	Amount of entrusted payment in the fund to be withdrawn is: ; Amount of self payment in the fund to be withdrawn is:

(2)	Our company has submitted the documents below in accordance with the loans contract to your bank:

■	Commercial contract and written document that truthfully reflects Mortgagor’s obligation of payment and purpose of loan;

■	Corresponding invoice or receipt. If the Mortgagor fails to obtain the aforementioned invoice or receipt upon payment, the Mortgagor should submit the invoice or receipt in time after payment.

■	Legal and effective payment instrument.

■	Statement of payment details:

■	Other

(3)	Your bank is expected to transfer the amount of entrusted payment in the principal of loan to the account of transaction object below after verification as agreed in the loans contract.

Payment details are as follows:

No.	Amount	Account name	Bank	Account No.

Our company hereby confirms that the payment method adopted for the aforementioned loans shall be subject to the one verified and confirmed by your bank, and that your bank is entitled to verify and adjust payment method as agreed in the loans contract.

The above is our application. Your approval is highly appreciated.

Applicant:                                      (official seal)

Legal representative or its authorized agent: Jiang Haitao(sealed)

Guangdong CarHouse E-Commerce Technology Co., Ltd.(sealed)

June 10, 2019

Zhang Congfeng (Signature)	Chen Bairong (sealed)

The official seal is confirmed as valid (sealed)

SPD BANK	Working Capital Loan Contract

Attachment 2:

Withdrawal Application Form Under Liquidity Loans Contact

(Applicable to opening a special account for liquidity loans)

No.:

XX Branch of Shanghai Pudong Development Bank,

Whereas our company concluded Liquidity Loans Contract No.:XXXX (hereinafter referred to as “loans contract”) with your bank on DD-MM-YYYY. In accordance with the withdrawal plan as agreed in the contact, our company wants to withdraw the _________ fund on DD-MM-YYYY, namely _________ only (in words) in ___________ (currency).

In accordance with the stipulations in the loans contract, this fund should be paid to the special account for liquidity loans in Shanghai Pudong Development Bank. Account name: _____________, and account No.: ________________.

Our company hereby confirms that up to the date when the application form is submitted, there is no event or condition that constitutes default event under the loans contract. Our company further confirms that all the commitments stipulated in the loans contract have been followed while all the applicable preconditions stipulated in the contact have been met.

The above is our application. Your approval is highly appreciated.

Applicant:                      (official seal)

Legal representative or its authorized agent:

(signature or seal)

DD-MM-YYYY

SPD BANK	Working Capital Loan Contract

Attachment 3:

Demand Note

(Applicable to opening a special account for liquidity loans)

No.:

XX Branch of Shanghai Pudong Development Bank,

Whereas our company concluded Liquidity Loans Contract No.:XXXX (hereinafter referred to as “loans contract”) with your bank on DD-MM-YYYY. In accordance with the supervision regulations on payment of the fund in the special account for liquidity loans in the aforementioned contract, our company hereby applies to your bank for paying with the fund in the special account for liquidity loans via the _______ method below.

4. Entrusted payment method of Mortgagor:

(3)	Our company has submitted the documents below as agreed in the loans contract to your bank:

■	Commercial contract and written document that truthfully reflects Mortgagor’s obligation of payment and purpose of loan;

■	Corresponding invoice or receipt. If the Mortgagor fails to obtain the aforementioned invoice or receipt upon payment, the Mortgagor should submit the invoice or receipt in time after payment.

■	Legal and effective payment instrument.

■	Other

(4)	Your bank is expected to transfer the principal of loan according to the amount below to the account of the transaction object after verification as agreed in the loans contract on DD-MM-YYYY.

No.	Amount	Account name	Bank	Account No.

5. Self payment method of Mortgagor:

(2)	Our company has submitted the documents below in accordance with the loans contract to your bank:

■	Commercial contract and written document that truthfully reflects Mortgagor’s obligation of payment and purpose of loan;

■	Other

Payment details are as follows:

	Payment items (purpose)	Amount (RMB ten thousand Yuan)	Payment date
1
2
3
4
5
6
Amount in total:

(3)	Your bank is expected to transfer the principal of loan according to the amount above to our general settlement account after verification as agreed in the loans contract.

The above is our application. Your approval is highly appreciated.